Exhibit 10.18

AMENDMENT NO. 2 TO

SENIOR MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 2 TO SENIOR MANAGEMENT AGREEMENT (this “Amendment”), dated as of November 18, 2014, is made by and among Capella Holdings, Inc., a Delaware corporation (the “Company”), Capella Healthcare, Inc., a Delaware corporation (“Employer”), and Denise Wilder Warren (“Executive”), and GTCR Fund VIII, L.P., a Delaware limited partnership (the “Majority Holder”).

RECITALS

WHEREAS, the Company, Employer and Executive entered into a Senior Management Agreement, dated as of October 17, 2005, and an Amendment No. 1. to the Senior Management Agreement, dated of May 12, 2006 (collectively, the “Senior Management Agreement”); and

WHEREAS, the Company, Employer, Executive and the Majority Holder desire to amend the Senior Management Agreement as set forth herein pursuant to Section 11(k) of the Senior Management Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals, which shall constitute a part of this Amendment, and the mutual promises contained in this Amendment, and intending to be legally bound thereby, the parties agree as follows:

1. Amendment to Section 6(i). Section 6(i) of the Senior Management Agreement is hereby deleted in its entirety and replaced with the following: “(i) the Employment Period shall terminate immediately upon Executive’s resignation (for Good Reason or without Good Reason), death or Disability and”.

2. Amendment to Section 6(e). The second sentence of Section 6(e) of the Senior Management Agreement is hereby amended by inserting “or Executive resigns for Good Reason” immediately following the phrase “or as a result of Disability or death or”.

3. Amendment to Section 9. Section 9 is hereby amended by inserting the following definition between the definitions of “Family Group” and “Initial Vesting Date”:

“Good Reason” shall mean (a) any decision by the Board which results in the primary business of the Company being a business other than acquiring or operating acute-care hospitals, (b) substantial detrimental change in the positions or responsibilities of the Executive without the consent of Executive, (c) where the Executive’s benefits under the employee benefit or health or welfare plans or programs of the Company are in the aggregate materially decreased (excluding reductions due to general benefit plan changes applicable to Company employees generally), (d) the failure by the Company to pay the Executive’s Base Salary or to provide for the Executive’s Annual Bonus if and when due, (e) the relocation of Executive’s primary place of employment to a location which is more than one hundred (100)

miles from the city limits of Nashville, Tennessee, (f) any material breach by the Company or Employer of this Agreement or (g) any violation of law or act of fraud or dishonesty committed by the Company, Employer or any of their respective Affiliates, which has a material adverse effect on the Company, Employer or any of their respective Affiliates, if any of the foregoing (a) through (g) are not cured or remedied by Company (if capable of cure or remedy) within 30 days after receiving notice thereof from the Executive.

4. Ratification. All other paragraphs, provisions, and clauses in the Senior Management Agreement not so modified remain in full force and effect as originally written.

5. Defined Terms. Certain capitalized terms not defined herein shall have the meanings given to such terms in the Senior Management Agreement.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which is an original, but all of which together constitute one and the same instrument. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

7. Governing Law: Binding Agreement. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal law of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

CAPELLA HOLDINGS, INC.

By:	/s/ Michael A. Wiechart
Name:	Michael A. Wiechart
Its:	President and Chief Executive Officer

CAPELLA HEALTHCARE, INC.

By:	/s/ Michael A. Wiechart
Name:	Michael A. Wiechart
Its:	President and Chief Executive Officer

/s/ Denise Wilder Warren
Denise Wilder Warren

Agreed and Accepted by:

GTCR FUND VIII, L.P., as Majority Holder

By:	GTCR Partners VIII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ David A. Donnini
Name:	David A. Donnini
Its:	Principal

Signature Page to Amendment No. 2 to Senior Management Agreement